EXHIBIT 23.2

                     CONSENT OF PARENTE, RANDOLPH, ORLANDO,
                               CAREY & ASSOCIATES

PARENTE, RANDOLPH, ORLANDO,
CAREY & ASSOCIATES
---------------------------
CONSULTANTS & ACCOUNTANTS


                         Consent of Independent Auditors


The Board of Directors
Sun Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the Sun Bancorp, Inc. 1998 Independent Directors Stock Option Plan of our report dated January 30, 1998, which appears on page 27 of the Sun Bancorp, Inc. Annual Report to Shareholders for the year ended December 31, 1997, and relates to the consolidated balance sheet of Sun Bancorp, Inc. and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended Decmeber 31, 1997.


                             /s/ Parente, Randolph, Orlando, Carey & Associates
                             --------------------------------------------------
                                 Parente, Randolph, Orlando, Carey & Associates



August 4, 1998
Williamsport, Pennsylvania